UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Directors (the “Board”) of Biglari Holdings Inc. (the “Company”) elected William L. Johnson as a director of the Company.  The Board also appointed Mr. Johnson to serve on each of the Audit Committee and the Governance, Compensation and Nominating Committee of the Board.

Mr. Johnson, age 69, has been President and Chief Executive Officer of The Berean Group, LLC, a business consulting firm, since June 2002.  Mr. Johnson served as Vice Chairman of the Board of Fremont Michigan InsuraCorp, Inc., a property and casualty insurance provider, from 2003 until 2011.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which he was elected as a director of the Company. There are no transactions in which Mr. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.  Mr. Johnson will receive compensation for his service as a member of the Board in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Company’s Definitive Proxy Statement for its 2011 annual meeting of shareholders, as filed with the Securities and Exchange Commission on March 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2012	BIGLARI HOLDINGS INC.

	By:	/s/ Sardar Biglari
		Name:	Sardar Biglari
		Title:	Chairman and Chief Executive Officer